Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-222662) Registration Statement of McDermott International, Inc. pertaining to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, 2009 Amendment to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, The Shaw Group Inc. 2008 Omnibus Incentive Plan, and Chicago Bridge & Iron Company N.V. Supervisory Board of Directors Fee Payment Plan, of our reports dated February 20, 2018, with respect to the consolidated financial statements of Chicago Bridge & Iron Company N.V. and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company N.V. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission. We also consent to the reference of our firm under the heading “Experts” in the Registration Statement Form S-4 (No.333-222662).

/s/ Ernst & Young LLP

Houston, Texas

May 10, 2018